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                                                                EXHIBIT 3.2 (al)


                FIRST AMENDMENT TO THE OPERATING DECLARATION OF

                        ASHTON WOODS TRANSPORTATION, LLC

     THIS FIRST AMENDMENT TO THE OPERATING DECLARATION OF ASHTON WOODS TRANSPORTATION, LLC ("Amendment") is made and entered into as of___day of December, 2005, by ASHTON WOODS USA, L.L.C., a Nevada limited liability company (hereinafter referred to as "Ashton Woods USA").

                                   WITNESSETH

     WHEREAS, Ashton Woods USA executed that certain Operating Declaration for Ashton Woods Transportation, LLC (the "Company") on________, 2005 (hereinafter as supplemented and/or amended from time to time, the "Declaration");

     WHEREAS, Ashton Woods USA is the sole member of the Company ("Member") and desires to amend the Declaration as more particularly set forth herein;

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, Ashton Woods USA, intending to be legally bound, amends the Declaration as follows:

     1. Definitions. Unless otherwise set forth herein, the terms used herein shall have the meanings ascribed to such terms in the Declaration.

     2. Amendment to Operating Declaration. The Member hereby amends the Operating Declaration by deleting Article 6 of the Declaration in its entirety and replacing it with a new Article 6 to read as follows:

          6. MANAGEMENT.

               6.01 MANAGEMENT BY MANAGERS.

          (a) Except for situations in which the approval of the Member is required by this Operating Declaration or by nonwaivable provisions of applicable law, and subject to the provisions of Section 6.02, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, one or more Managers; and (ii) the Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Declaration, including, without limitation, the following:

               (i) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;



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               (ii) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

               (iii) maintaining the assets of the Company in good order;

               (iv) collecting sums due the Company;

               (v) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

               (vi) acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

               (vii) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

               (viii) selecting, removing, and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;

               (ix) obtaining insurance for the Company;

               (x) establishing a seal for the Company;

               (xi) selling, leasing, exchanging or otherwise disposing of (including by way of a pledge, mortgage, deed of trust or trust indenture) all or any portion of the Company's property and assets (with or without good will); and

               (xii) being a party to a merger of the type described in Section 14-11-903 of the Act.

          (b) Notwithstanding the provisions of Section 6.01(a), the Managers may not cause the Company to do any of the following without complying with the applicable requirements set forth below:

               (i) Dissolve the Company under paragraph (3) of the Internal Revenue Code ("Code") Section 14-11-602, except upon the written consent of the Member;

               (ii) Enter into an agreement of merger of the Company of the type described in subsection (a) of Code Section 14-11-903, except upon the written consent of the Member;

               (iii) Authorize the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company, except upon the written consent of the Member. For the purposes of this paragraph, assets shall be deemed to be less than all or substantially all of the Company's assets if the value of the assets does not



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     exceed two-thirds of the value of all of the assets of the Company and the revenues represented or produced by such assets do not exceed two-thirds of the total revenues of the Company; provided, however, that this paragraph shall not create any inference that the sale, exchange, lease or other transfer of assets exceeding the amounts described in this paragraph is the sale of all or substantially all of the assets of the Company;

               (iv) Admit any new member except as provided in the Act;

               (v) Amend the articles of organization under the Act or this Operating Declaration, without the written consent of the Member;

               (vi) Take any action under subsection (b) of Act Section 14-11-402 to reduce or eliminate an obligation to make a contribution to the capital of the Company;

               (vii) Take action to continue the Company under paragraph (4) of Act Section 14-11-602, except upon the written consent of the Member.

               6.02 ACTIONS BY MANAGERS; COMMITTEES; DELEGATION OF AUTHORITY AND DUTIES.

          (a) In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents pursuant to Sections 6.05 and 6.07; (ii) through committees pursuant to Section 6.02(b); and (iii) through Managers and authorized representatives to whom authority and duties have been delegated pursuant to Section 6.02(c).

          (b) The Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more Managers. Any such committee, to the extent provided in such resolution or in the Articles or this Operating Declaration, shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Managers may dissolve any committee at any time, unless otherwise provided in the Articles or this Operating Declaration.

          (c) The Managers hereby delegate to each of the Managers (acting by themself and without the necessity of any other approval or authorization) and may delegate to an authorized representative of the Company, including without limitation, any Attorney-In-Fact pursuant to a Power of Attorney, the authority to take any of the actions authorized in Section 6.01(a) hereof. In addition, the Managers may assign titles (including, without limitation, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any such Manager or authorized representative. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation, the assignment of such


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     title shall constitute the delegation to such Manager of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made pursuant to the first sentence of this Section 6.02(c). Any number of titles may be held by the same Manager or authorized representative. Any delegation pursuant to this
     Section 6.02(c) may be revoked at any time by the Managers.

          (d) Any person dealing with the Company, other than the Member, may rely on the authority of any Manager, authorized representative or officer in taking any action in the name of the Company without inquiry into the provisions of this Operating Declaration or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Operating Declaration.

               6.03 NUMBER AND TERM OF OFFICE. The number of Managers of the Company shall be determined from time to time by resolution of the Managers; provided, however, that no decrease in the number of Managers that would have the effect of shortening the term of an incumbent Manager may be made by the Managers. If the Managers make no such determination, there shall be five (5) managers. Each Manager shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Unless otherwise provided in the Articles, the Managers need not be Members or residents of the State of Georgia.

               6.04 VACANCIES; REMOVAL; RESIGNATION. Any Manager position to be filled by reason of an increase in the number of Managers may be filled by the appointment of such Manager by the Member. Any vacancy occurring in the Managers other than by reason of an increase in the number of Managers may be filled by the affirmative vote of a majority of the remaining Managers though less than a quorum of the Managers. A Manager elected to fill a vacancy occurring other than by reason of an increase in the number of Managers shall be elected for the unexpired term of his predecessor in office. Any Manager may be removed, with or without cause, by the Member. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

               6.05 MEETINGS. (a) Unless otherwise required by law or provided in the Articles or this Operating Declaration, a majority of the total number of Managers fixed by, or in the manner provided in, the Articles or this Operating Declaration shall constitute a quorum for the transaction of business of the Managers, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall


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     deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

          (b) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (c) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Notice of such regular meetings shall not be required.

          (d) Special meetings of the Managers may be called by any Manager on at least 24 hours notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Articles or this Operating Declaration.

               6.06 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBER. The Managers in their discretion may submit any act or contract for approval or ratification by the Member and any act or contract approved or ratified by the Member shall be binding on the Company.

               6.07 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, the Articles or this Operating Declaration to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Georgia, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the Articles or this Operating Declaration for notice of meetings, unless otherwise restricted by the Articles, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


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               6.08 COMPENSATION. The Managers shall reserve such compensation, if any, for their services as may be designated from time to time by all of the Managers. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder, including the portion of their overhead reasonably allocable to Company activities.

               6.09 CONFLICTS OF INTEREST. Subject to the other express provisions of this Operating Declaration, each Manager and officer and the Member of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Manager or officer the right to participate therein. The Company may transact business with any Manager, Member, officer or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

               6.10 OFFICERS. (a) The Managers may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Georgia, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Managers pursuant to the third sentence of this Section 6.10(b), or (ii) any delegation of authority and duties made to one or more Managers or authorized representatives pursuant to Section 6.02(a). Each officer shall hold office until his successor shall be duly designated and shall quality or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

          (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

               6.11 ATTORNEY-IN-FACT. (a) One or more of the Managers and/or the President, if any, may, from time to time, designate one or more persons to be an


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     Attorney-In-Fact of the Company. No Attorney-In-Fact need be a resident of the State of Georgia, a Member or a Manager. Any Attorney-ln-Fact so designated shall have such authority and perform such duties as the Managers or President may, from time to time, delegate to such person a written instrument constituting a Power of Attorney. Each Attorney-In-Fact shall hold office until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of any Attorney-In-Fact of the Company shall be fixed from time to time by the Managers.

          (b) Any Attorney-In-Fact may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Attorney-In-Fact may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an Attorney-In-Fact shall not of itself create contract rights.

     3. Application of Georgia Law. This Amendment, and the application or interpretation hereof, shall be governed exclusively by its terms and by the Georgia Act.

     4. Execution of Additional Instruments. The Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary in connection with this Amendment to comply with any laws, rules or regulations.

     5. Construction. Whenever the singular number is used in this Amendment and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     6. Headings. The headings in this Amendment are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Amendment or any provision hereof.

     7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.





                         [SIGNATURE ON FOLLOWING PAGE]






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     IN WITNESS WHEREOF, the undersigned has set its hand and seal as of the date first above written.

                                      MEMBER:

                                      ASHTON WOODS USA, L.L.C., a Nevada
                                      limited liability company


                                      By: /s/ ROBERT SALOMON
                                         ---------------------------------(SEAL)
                                    Name: Robert Salomon
                                         ---------------------------------
                                   Title: CFO
                                          --------------------------------